UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2018

Pure Storage, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37570	27-1069557
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Castro Street, Suite 400

Mountain View, California 94041

(Address of Principal Executive Offices)

(800) 379-7873

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

On April 4, 2018, Pure Storage, Inc. (“Pure Storage”) entered into a purchase agreement (the “Purchase Agreement”) with J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Deutsche Bank Securities Inc. and Barclays Capital Inc. as representatives of the several Initial Purchasers named therein (together, the “Initial Purchasers”), relating to the sale by Pure Storage of an aggregate of $500.0 million principal amount of its 0.125% Convertible Senior Notes due 2023 (the “Notes”) in a private offering (the “Note Offering”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Initial Purchasers have an option under the Purchase Agreement to purchase up to an additional $75.0 million aggregate principal amount of Notes, solely to cover over-allotments. Pursuant to the terms of the Purchase Agreement, the parties have agreed to indemnify each other against certain liabilities, including certain liabilities under the Securities Act.

Item 1.01	Entry into a Material Definitive Agreement.

Indenture and Notes

Pure Storage issued an aggregate of $500.0 million principal amount of Notes on April 9, 2018, pursuant to an Indenture, dated April 9, 2018 (the “Indenture”), between Pure Storage and U.S. Bank National Association, as trustee (the “Trustee”). The Notes will bear interest at a rate of 0.125% per year, and interest will accrue from April 9, 2018, payable semiannually in arrears on April 15 and October 15 of each year, beginning on October 15, 2018. The Notes may bear additional interest under specified circumstances relating to Pure Storage’s failure to comply with its reporting obligations under the Indenture, if Pure Storage so elects as the sole remedy for such failure for a specified period, or if the Notes are not freely tradeable as required by the Indenture. The Notes are convertible into cash, shares of Pure Storage’s Class A common stock or a combination of cash and shares of Pure Storage’s Class A common stock, at Pure Storage’s election. The Notes will mature on April 15, 2023, unless earlier converted, redeemed or repurchased in accordance with their terms.

The net proceeds from the Note Offering were approximately $487.5 million, after deducting the Initial Purchasers’ discount and offering expenses payable by Pure Storage. Pure Storage used $56.2 million of the net proceeds from the Note Offering to pay the cost of the capped call transactions described below. In addition, Pure Storage used $20.0 million of the net proceeds from the Note Offering to repurchase 1,008,573 shares of its Class A common stock concurrently with the closing of the Note Offering in privately negotiated transactions effected through one of the Initial Purchasers or their affiliates. Pure Storage repurchased the shares at a purchase price of $19.83 per share, the closing price of Pure Storage’s Class A common stock on the New York Stock Exchange on April 4, 2018, the date of pricing of the Note Offering. Pure Storage intends to use the remainder of the net proceeds from the Notes Offering for general corporate purposes or for the acquisition of, or investment in, technologies, solutions or businesses that complement its business, although Pure Storage has no commitments or agreements to enter into any such acquisitions or investments at this time.

Holders may convert their Notes at their option at any time prior to the close of business on the business day immediately preceding October 15, 2022 only under the following circumstances: (1) during any fiscal quarter commencing after the fiscal quarter ending on July 31, 2018 (and only during such fiscal quarter), if the last reported sale price of Pure Storage’s Class A common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding fiscal quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the “measurement period”) in which the trading price (as defined in the Indenture) per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of Pure Storage’s Class A common stock and the conversion rate on each such trading day; (3) if Pure Storage calls any or all of the Notes for redemption, at any time prior to the close of business on the second scheduled trading day immediately preceding the redemption date; or (4) upon the occurrence of specified corporate events. On or after October 15, 2022 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their Notes at any time, regardless of the foregoing circumstances.

The initial conversion rate is 38.0594 shares of Pure Storage’s Class A common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $26.27 per share of Pure Storage’s Class A common stock). The conversion rate is subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date or following Pure Storages’s issuance of a notice of redemption, Pure Storage will, in certain circumstances, increase the conversion rate for a holder who elects to convert its Notes in connection with such a corporate event or during the related redemption period.

Pure Storage may not redeem the Notes prior to April 20, 2021. Pure Storage may redeem for cash all or any portion of the Notes, at its option, on or after April 20, 2021 if the last reported sale price of its Class A common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending not more than two trading days immediately preceding the date on which it provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the Notes.

If Pure Storage undergoes a fundamental change (as defined in the Indenture), holders may require Pure Storage to repurchase for cash all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Indenture includes customary terms and covenants, including certain events of default. The following events are considered “events of default” with respect to the Notes, which may result in the acceleration of the maturity of the Notes: (1) Pure Storage defaults in any payment of interest on any Note when due and payable and the default continues for a period of 30 days; (2) Pure Storage defaults in the payment of principal of any Note when due and payable at its stated maturity, upon optional redemption, upon any required repurchase, upon declaration of acceleration or otherwise; (3) failure by Pure Storage to comply with Pure Storage’s obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right and such failure continues for three (3) business days; (4) failure by Pure Storage to give a fundamental change notice, notice of a make-whole fundamental change (as defined in the Indenture) or notice of a specified corporate transaction, in each case when due; (5) failure by Pure Storage to comply with its obligations under the Indenture with respect to consolidation, merger and sale of Pure Storage’s assets; (6) failure by Pure Storage for sixty (60) days after written notice from the Trustee or the holders of at least 25% in principal amount of the Notes then outstanding has been received to comply with any of Pure Storage’ other agreements contained in the Notes or Indenture; (7) Pure Storage or any of its subsidiaries defaults with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $50.0 million (or its foreign currency equivalent) in the aggregate of Pure Storage and/or any such subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity date or (ii) constituting a failure to pay the principal of any such indebtedness when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and, in the cases of clauses (i) and (ii), such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness is not paid or discharged, as the case may be, within 30 days after written notice to Pure Storage by the Trustee or to Pure Storage and the Trustee by holders of at least 25% in aggregate principal amount of Notes then outstanding in accordance with the Indenture; or (8) certain events of bankruptcy, insolvency, or reorganization of Pure Storage or any of its significant subsidiaries (as defined in the Indenture). Generally, if an event of default occurs and is continuing under the Indenture, either the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare 100% of the principal of and accrued and unpaid interest, if any, on all outstanding Notes to be due and payable. Upon the occurrence of certain events of bankruptcy, insolvency or reorganization relating to Pure Storage, but not any of its subsidiaries, 100% of the outstanding principal of and accrued and unpaid interest on the Notes will automatically become due and payable immediately.

The Notes are Pure Storage’s senior unsecured obligations and rank senior in right of payment to any of Pure Storage’s indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment to any of Pure Storage’s unsecured indebtedness that is not so subordinated; effectively junior to any of Pure Storage’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of Pure Storage’s subsidiaries.

A copy of the Indenture and form of Note are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. The foregoing description of the Indenture and Notes does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Capped Call Transactions

On April 4, 2018, concurrently with the pricing of the Notes, Pure Storage entered into capped call transactions with three of the Initial Purchasers or their respective affiliates (the “Option Counterparties”). The capped call transactions are expected generally to reduce potential dilution to Pure Storage’s Class A common stock upon any conversion of Notes and/or offset any cash payments Pure Storage is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap initially equal to $39.66 per share (which represents a premium of 100% over the last reported sale price of Pure Storage’s Class A common stock on April 4, 2018). The capped call transactions are separate transactions, entered into by Pure Storage with the Option Counterparties, and are not part of the terms of the Notes and do not change the rights of the holders of the Notes.

A copy of the form of confirmation for the capped call transactions is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the terms of the capped call transaction does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 2.03	Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01 above, which is incorporated by reference herein.

Item 3.02	Unregistered Sale of Equity Securities

See the explanatory note above and Item 1.01 regarding the Purchase Agreement, each of which are incorporated by reference herein. Pure Storage sold the Notes to the Initial Purchasers pursuant to the Purchase Agreement in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act and the Notes were initially resold to qualified institutional buyers as defined in, and in reliance on, Rule 144A of the Securities Act.

The offer and sale of the Notes and Pure Storage’s Class A common stock issuable upon conversion of the Notes, if any, have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction, and such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. These statements include, but are not limited to, statements concerning the capped call transactions and the anticipated use of proceeds from the Note Offering. Forward-looking statements include all statements that are not historical facts. In some cases, forward-looking statements can be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “will,” or similar expressions and the negatives of those words. Forward-looking statements involve substantial risks and uncertainties that may cause actual results to differ materially from those that Pure Storage expects. These risks and uncertainties include market risks, trends and conditions. These and other risks are more fully described in Pure Storage’s filings with the Securities and Exchange Commission, including in the section titled “Risk Factors” in Pure Storage’s Annual Report on Form 10-K for the year ended January 31, 2018. In light of these risks, you should not place undue reliance on such forward-looking statements. Forward-looking statements represent Pure Storage’s beliefs and assumptions only as of the date of this Current Report on Form 8-K. Pure Storage disclaims any obligation to update forward-looking statements.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of April 9, 2018, by and between Pure Storage, Inc. and U.S. Bank National Association, as Trustee.

4.2	Form of Global Note, representing Pure Storage, Inc.’s 0.125% Convertible Senior Notes due 2023 (included as Exhibit A to the Indenture filed as Exhibit 4.1).

99.1	Form of Confirmation for Capped Call Transactions.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pure Storage, Inc.
(Registrant)

By:	/s/ Timothy Riitters
Timothy Riitters
Chief Financial Officer

April 10, 2018